UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2025

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-16407	13-4151777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street
Warsaw, Indiana	46580
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (574) 373-3333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZBH	New York Stock Exchange
2.425% Notes due 2026	ZBH 26	New York Stock Exchange
1.164% Notes due 2027	ZBH 27	New York Stock Exchange
3.518% Notes due 2032	ZBH 32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 4, 2025, Zimmer Biomet Holdings, Inc. (the “Company”) issued two new series of senior unsecured debt securities denominated in Swiss francs, comprising CHF 210,000,000 aggregate principal amount of the Company’s 0.930% Bonds 2025 – 2030 (the “Tranche A Bonds”) and CHF 390,000,000 aggregate principal amount of the Company’s 1.560% Bonds 2025 – 2035 (the “Tranche B Bonds” and, together with the Tranche A Bonds, the “Bonds”).

The Bonds were issued pursuant to a bond purchase and paying agency agreement, dated September 2, 2025 (the “BPPAA”), by and among the Company and certain financial institutions, as the joint lead managers.

The Bonds bear interest at a rate of 0.930% per annum in the case of the Tranche A Bonds and 1.560% per annum in the case of the Tranche B Bonds, which interest, in each case, will be payable annually in arrears on September 4 of each year, commencing on September 4, 2026. The Tranche A Bonds mature on September 4, 2030 and the Tranche B Bonds mature on September 4, 2035.

The Company will, subject to certain exceptions and limitations, pay additional amounts on the Bonds as are necessary in order that the net payment of the principal of, and premium, if any, and interest on, the Bonds to a holder who is not a United States person, after any required withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges imposed or levied by the United States, any political subdivision thereof or any taxing authority thereof or therein, will not be less than the amount provided in the Bonds to be then due and payable. In the event that certain developments affecting United States taxation would cause the Company to pay such additional amounts, the Company will have the option to redeem the Bonds, in whole, but not in part, at par.

Each tranche of the Bonds is subject to “3-months par call” and “clean-up call” provisions, pursuant to which the Company may redeem such tranche in whole, but not in part, at par at any time (a) on or after June 4, 2030 in the case of the Tranche A Bonds or June 4, 2035 in the case of the Tranche B Bonds, or (b) if 85% or more of the aggregate principal amount of such tranche has been redeemed or purchased and cancelled.

Holders of the Bonds will also have the option to require the Company to repurchase, at par, all or any of such holder’s Bonds upon the occurrence of a Change of Control Triggering Event, as defined in the instruments governing the Bonds.

The BPPAA provides for customary events of default, including, among other things, nonpayment, failure to comply with the other covenants, warranties and agreements in the BPPAA for a period of 60 days after notice thereof, and certain events of bankruptcy, insolvency and reorganization.

The description set forth above does not purport to be a complete description of the terms and conditions of the Bonds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2025

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary